EXHIBIT 99.1

1. Represents shares of restricted stock awarded to the reporting person under the 2004 Stock Incentive Plan. The restricted stock vests and becomes exercisable on June 11, 2007; provided, however, that each restricted share shall become fully vested immediately prior to the next regular annual meeting of the company's stockholders following the date of grant in the event such meeting occurs prior to June 11, 2007.

2. The amount shown represents the beneficial ownership of the Issuer's equity securities by J.P. Morgan Partners (BHCA), L.P. ("JPM BHCA"), a portion of which may be deemed attributable to the Reporting Person because the Reporting Person is a Managing Director of JPMP Capital Corp., the general partner of JPMP Master Fund Manager ("MF Manager"), the general partner of JPM BHCA. The actual pro rata portion of such beneficial ownership that may be deemed attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting within JPM BHCA and MF Manager. The Reporting Person disclaims ownership of the securities except to the extent of his pecuniary interest therein, if any. The amount shown includes 1,375 shares of restricted stock awarded to the reporting person under the 2004 Stock Incentive Plan of the Issuer. The restricted stock vests and becomes exercisable on June 11, 2007; provided however, that each restricted share shall become fully vested immediately prior to the next regular annual meeting of the Company stockholders following the date of the grant in the event such meeting occurs prior to June 11, 2007.

3. The amount shown represents the beneficial ownership of the Issuer's equity securities by J.P. Morgan Partners Global Investors, L.P., a portion of which may be deemed attributable to the Reporting Person because the Reporting Person is a Managing Director of JPMP Capital Corp., the general partner of JPMP Global Investors, L.P., which is the general partner of J.P. Morgan Partners Global Investors, L.P. The actual pro rata portion of such beneficial ownership that may be deemed attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting within JPMP Global Investors, L.P. and J.P. Morgan Partners Global Investors, L.P. The Reporting Person disclaims beneficial ownership in the securities to the extent it exceeds his pecuniary interest therein, if any.

4. The amount shown represents the beneficial ownership of the Issuer's equity securities by J.P. Morgan Partners Global Investors A, L.P., a portion of which may be deemed attributable to the Reporting Person because the Reporting Person is a Managing Director of JPMP Capital Corp., the general partner of JPMP Global Investors, L.P., which is the general partner of J.P. Morgan Partners Global Investors A, L.P. The actual pro rata portion of such beneficial ownership that may be deemed attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting within JPMP Global Investors, L.P. and J.P. Morgan Partners Global Investors A, L.P. The Reporting Person disclaims beneficial ownership in the securities to the extent it exceeds his pecuniary interest therein, if any.

5. The amount shown represents the beneficial ownership of the Issuer's equity securities by J.P. Morgan Partners Global Investors (Cayman), L.P. ("Cayman"), a portion of which may be deemed attributable to the Reporting Person because the Reporting Person is a Managing Director of JPMP Capital Corp., the general partner of JPMP Global Investors, L.P. which is the general partner of Cayman. The actual pro rata portion of such beneficial ownership that may be deemed attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting within JPMP Global Investors, L.P. and Cayman. The Reporting Person disclaims beneficial ownership in the securities to the extent it exceeds his pecuniary interest therein, if any.

6. The amount shown represents the beneficial ownership of the Issuer's equity securities by J.P. Morgan Partners Global Investors (Cayman) II, L.P. ("Cayman II"), a portion of which may be deemed attributable to the Reporting Person because the Reporting Person is a Managing Director of JPMP Capital Corp., the general partner of JPMP Global Investors, L.P. which is the general partner of Cayman II. The actual pro rata portion of such beneficial ownership that may be deemed attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting within JPMP Global Investors, L.P. and Cayman II. The Reporting Person disclaims beneficial ownership in the securities to the extent it exceeds his pecuniary interest therein, if any.

7. The amount shown represents the beneficial ownership of the Issuer's equity securities by J.P. Morgan Partners Global Investors (Selldown), L.P. ("Selldown"), a portion of which may be deemed attributable to the Reporting Person because the Reporting Person is a Managing Director of JPMP Capital Corp., the general partner of JPMP Global Investors, L.P., the general partner of Selldown. The actual pro rata portion of such beneficial ownership that may be deemed attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting within Selldown, and JPMP Global Investors, L.P. The Reporting Person disclaims beneficial ownership in the securities to the extent it exceeds his pecuniary interest therein, if any.

8. The option vests and becomes exercisable on June 11, 2007; provided, however, that the option shall vest and become exercisable in full immediately prior to the next regular annual meeting of the Company's shareholders following the date of grant in the event such meeting occurs prior to June 11, 2007. The reporting person is obligated to transfer any shares issued under the stock option to JPM BHCA, at the request of JPM BHCA.